August 16, 2022

Pinnacle Accountancy Group of Utah
North 1438 U.S. 89 Alternate, Suite 120
Farmington, UT 84025

We are providing this letter in connection with your review of the Interim Financial Information of Global Tech Industries Group, Inc. (the Company) as of June 30, 2022 and for the three and six month periods then ended for the purpose of determining whether any material modifications should be made to the interim financial information for it to conform with accounting principles generally accepted in the United States of America. We confirm that we are responsible for the fair presentation of the interim financial information in conformity with generally accepted accounting principles. We are also responsible for establishing and maintaining effective internal control over financial reporting.

Certain representations in this letter are described as being limited to matters that are material. Items are considered material, regardless of size, if they involve an omission or misstatement of accounting information that, in light of surrounding circumstances, makes it probable that the judgment of a reasonable person relying on the information would be changed or influenced by the omission or misstatement.

We confirm, to the best of our knowledge and belief, as of the date of this letter, the following representations made to you during your review.

1) The interim financial information referred to above has been prepared and presented in conformity with accounting principles generally accepted in the United States applicable to interim financial information and with the instructions to Form 10-Q and Article 8 of Regulation S-X. The interim financial information has been prepared on a basis consistent with prior interim periods and years and includes all disclosures that are necessary and required by applicable laws and regulations.

2) We have designed our internal control over financial reporting to provide reasonable assurance regarding the reliability of financial reporting and the preparation of interim financial information for external purposes in accordance with generally accepted accounting principles.

3) We have disclosed to you all deficiencies in the design or operation of internal control over financial reporting identified as part of our evaluation, including separately disclosing to you all such deficiencies that we believe to be significant deficiencies or material weaknesses in internal control over financial reporting.

4) Management's certification regarding internal control over financial reporting as of March 31, 2022, discloses any changes in the Company's internal control over financial reporting that occurred during the most recent quarter that have materially affected, or are reasonably likely to materially affect, the Company's internal control over financial reporting.

5) We have made available to you all—

    a) Financial records and related data.

    b) Minutes of the meetings of stockholders, directors, and committees of directors, or summaries of actions of recent meetings for which minutes have not yet been prepared. All significant board and committee actions are included in the summaries.

6) There have been no communications from the SEC or other regulatory agencies regarding noncompliance with, or deficiencies, in financial reporting practices.

Doc ID: 87ba95b0fe397852dd93daebfcb5be05888e974f

7) There are no material transactions that have not been properly recorded in the accounting records underlying the interim financial information.

8) We acknowledge our responsibility for the design and implementation of programs and controls to prevent and detect fraud.

9) We have no knowledge of any fraud or suspected fraud affecting the Company involving:

   a) Management;

   b) Employees who have significant roles in internal control over financial reporting; or

   c) Others where the fraud could have a material effect on the interim financial information.

10) We have no knowledge of any allegations of fraud or suspected fraud affecting the Company received in communications from employees, former employees, analysts, regulators, short sellers, or others.

11) The Company has no plans or intentions that may materially affect the carrying value or classification of assets and liabilities.

12) The following have been properly recorded or disclosed in the interim financial information:

   a) Related-party transactions, including sales, purchases, loans, transfers, leasing arrangements, and guarantees, and amounts receivable from or payable to related parties.

   b) Guarantees, whether written or oral, under which the Company is contingently liable.

   c) Significant estimates and material concentrations known to management that are required to be disclosed in accordance with FASB ASC 275 (formerly AICPA Statement of Position 94-6, *Disclosure of Certain Significant Risks and Uncertainties*).

13) There are no:

   a) Violations or possible violations of laws or regulations whose effects should be considered for disclosure in the interim financial information or as a basis for recording a loss contingency.

   b) Unasserted claims or assessments that are probable of assertion and must be disclosed in accordance with FASB ASC 450, *Contingencies*.

   c) Other liabilities or gain or loss contingencies that are required to be accrued or disclosed by FASB ASC 450, *Contingencies*.

   d) Side agreements or other arrangements (either written or oral) that have not been disclosed to you.

14) The Company has appropriately reconciled its general ledger accounts to their related supporting information. All reconciling items considered to be material were identified and included on the reconciliations and were appropriately adjusted in the interim financial information. All intracompany (and intercompany) accounts have been eliminated or appropriately measured and considered for disclosure in the interim financial information.

15) The Company has satisfactory title to all owned assets, and there are no liens or encumbrances on such assets, nor has any asset been pledged as collateral.

16) The Company has complied with all aspects of contractual agreements that would have a material effect on the interim financial information in the event of noncompliance.

17) We have identified all accounting estimates that could be material to the financial statements, and we confirm the appropriateness of the methods and the consistency in their application, the accuracy and

completeness of data, and the reasonableness of significant assumptions used by the Company in developing the accounting estimates reported in the financial statements.

18) Note 1 to the interim financial information discloses all of the matters of which we are aware that are relevant to the Company's ability to continue as a going concern, including significant conditions and events, and management's plans.

To the best of our knowledge and belief, no events have occurred subsequent to the balance sheet date and through the date of this letter that would require adjustment to or disclosure in the interim financial information referred to above.

David Reichman

David Reichman, CEO and CFO

Kathy Griffin, President

**Global Tech Industries Group, Inc.**
511 Sixth Avenue, Suite 800, New York, NY 10011 • 212.204.7926 • Fax: 702.960.4321
Stock Symbol OTC: **GTII**

HELLOSIGN

# Audit Trail

| | |
|---|---|
| **TITLE** | 2022 8 16 Signed 10Q Management Letter |
| **FILE NAME** | 2022 8 16 Management 10Q Letter.pdf |
| **DOCUMENT ID** | 87ba95b0fe397852dd93daebfcb5be05888e974f |
| **AUDIT TRAIL DATE FORMAT** | MM / DD / YYYY |
| **STATUS** | ● Signed |

## Document History

| | | |
|---|---|---|
| SENT | **08 / 16 / 2022**<br>10:21:08 UTC-4 | Sent for signature to Kathy M. Griffin (kathy@gtii-us.com) and David Reichman (david@gtii-us.com) from legal@gtii-us.com<br>IP: 24.62.12.71 |
| VIEWED | **08 / 16 / 2022**<br>10:21:22 UTC-4 | Viewed by Kathy M. Griffin (kathy@gtii-us.com)<br>IP: 24.62.12.71 |
| SIGNED | **08 / 16 / 2022**<br>10:21:42 UTC-4 | Signed by Kathy M. Griffin (kathy@gtii-us.com)<br>IP: 24.62.12.71 |
| VIEWED | **08 / 16 / 2022**<br>10:32:59 UTC-4 | Viewed by David Reichman (david@gtii-us.com)<br>IP: 98.153.27.101 |
| SIGNED | **08 / 16 / 2022**<br>10:33:14 UTC-4 | Signed by David Reichman (david@gtii-us.com)<br>IP: 98.153.27.101 |
| COMPLETED | **08 / 16 / 2022**<br>10:33:14 UTC-4 | The document has been completed. |